Exhibit 23.2

                     CONSENT OF INDEPENDENT ACCOUNTING FIRM

To the Board of Directors
Gulf Resources, Inc.

We consent to the inclusion in the foregoing Registration Statement on Form SB-2 of (1) our report, dated March 2, 2007, relating to the financial statements of Gulf Resources, Inc. as of December 31, 2006 and 2005 and for the year ended December 31, 2006 and for the period May 18, 2005 (date of inception) through December 31, 2005. We also consent to the reference to our firm under the caption "Experts".


                                                /s/ Morison  Cogen LLP
                                                --------------------------------
                                                Morison Cogen LLP

Bala Cynwyd, Pennsylvania
June 22, 2007